1201 PENNSYLVANIA AVENUE NW	WASHINGTON
WASHINGTON, DC 20004 — 2401	NEW YORK
TEL 202.662.6000	SAN FRANCISCO
FAX 202.662.6291	LONDON
WWW.COV.COM	BRUSSELS
August 3, 2005
Radio One, Inc.
5900 Princess Garden Parkway, 7th Floor
Lanham, MD 20706
Ladies and Gentlemen:
     We are acting as counsel to Radio One, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of 1,809,648 shares of the Company’s Class D common stock, par value $0.001 per share (the “Shares”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 3, 2005 (the “Registration Statement”). The Shares were offered and sold by the Company in a private placement to the individuals identified as Selling Shareholders in the Prospectus included in the Registration Statement.
     We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals.
     We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.
     Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and non-assessable.
     We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York, the Delaware General Corporation Law, and the Federal law of the United States of America.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling
Covington & Burling